Exhibit 99.1

NetScout Systems Reports Financial Results for Fourth Quarter & Fiscal Year-End 2008

Affirms 2009 Outlook

Fourth Quarter GAAP Revenue up 111% Year-over-Year
Fourth Quarter Non-GAAP Revenue up 134% Year-over-Year
Following the Acquisition of Network General

WESTFORD, Mass.--(BUSINESS WIRE)--NetScout Systems, Inc.

	Q4 FY 2008		FY 2008
	GAAP	Non-GAAP	GAAP	Non-GAAP
Revenue	$57.7 million	$64.0 million	$169.0 million	$181.6 million
Net income (loss)	($4.9) million	$4.8 million	($2.1) million	$17.5 million
Earnings (loss) per share	($0.13)	$0.12	($0.06)	$0.48

NetScout Systems, Inc. (NASDAQ: NTCT), an industry pacesetter for advanced network and service assurance solutions, today announced financial results for its fourth quarter and fiscal year ended March 31, 2008.

Total GAAP revenue for the fourth quarter of fiscal year 2008 was $57.7 million. Non-GAAP revenue for the fourth quarter was $64.0 million. Non-GAAP revenue excludes the purchase accounting adjustment to record at fair value the acquired Network General deferred revenue. Product revenue on a GAAP basis was $33.7 million, and service revenue was $24.0 million.

GAAP net loss for the quarter was $4.9 million, or a net loss per share of $0.13. GAAP loss from operations was $9.3 million. On a non-GAAP basis, net income was $4.8 million, or $0.12 per diluted share, and non-GAAP income from operations was $6.3 million. Non-GAAP income from operations excludes the purchase accounting adjustment to record at fair value the acquired Network General deferred revenue, as well as share-based compensation expenses, amortization of acquired intangible assets, and non-recurring integration expenses. Non-GAAP net income excludes these effects as well as their related impact on the provision for income taxes. A reconciliation between GAAP and non-GAAP results is included in the attached financial tables.

For the fiscal year ended March 31, 2008, NetScout reported total GAAP revenue of $169.0 million; non-GAAP revenue was $181.6 million. Non-GAAP revenue excludes the purchase accounting adjustment to record at fair value the acquired Network General deferred revenue. GAAP net loss for the fiscal year was $2.1 million, or a net loss per share of $0.06. Non-GAAP net income for the fiscal year was $17.5 million or $0.48 per diluted share. Non-GAAP net income excludes the purchase accounting adjustment to record at fair value the acquired Network General deferred revenue, as well as share-based compensation expenses, amortization of acquired intangible assets, inventory fair value adjustments, non-recurring integration expenses and their related impact on the provision for income taxes. A reconciliation between GAAP and non-GAAP results is included in the attached financial tables.

“Our business was very strong in the fourth quarter and our acquisition of Network General is proving to be a watershed event for NetScout. Both revenue and profits exceeded our expectations and came in at the high-end of guidance,” said Anil Singhal, President and CEO of NetScout Systems. “This was the first full quarter of combined financial results following the acquisition and the strength of orders we are seeing demonstrates our customers’ strong confidence in the future of the new, post-acquisition NetScout. Our integration efforts continue to progress smoothly according to plan and in the June quarter we intend to take the final step with the full integration of the sales force. Our product integration plan for fiscal 2009 is in place and on schedule for the delivery of new products and upgrades that support our vision of providing our customers with the most sophisticated technologies for managing their modern IP networks,” he added.

NetScout also announced that two directors, Mr. Bryan Taylor and Mr. Kenneth Hao, have indicated their intention to leave NetScout’s Board of Directors effective at the Annual Stockholders Meeting scheduled for September 10, 2008, because of other business priorities. Mr. Taylor, who represents TPG, and Mr. Hao, who represents Silver Lake, which were major investors in Network General, joined the board upon the Network General acquisition on November 1, 2007. “We are delighted with NetScout’s great results and the smooth, rapid integration of Network General that the management team has accomplished,” said Bryan Taylor, Partner, TPG. Added Kenneth Hao, Managing Director, Silver Lake, “We have high confidence in NetScout’s prospects and hope to continue to contribute to the Company’s long term success.” Mr. Singhal commented, “We have been working with Ken and Bryan for over a year on the acquisition of Network General. I am grateful for their vision and assistance in making the combination of our two companies successful and for the support of TPG and Silver Lake going forward. We will continue to work hard to maximize the value of their investment in NetScout.”

Financial and Company Highlights for the Fourth Quarter 2008:

  In the fourth quarter GAAP revenue increased 111% year-over-year and 7% sequentially as a result of organic growth and the acquisition of Network General in the prior quarter. Non-GAAP revenue increased 134% year-over-year and 7% sequentially. GAAP product revenue increased 96% year-over-year and declined 7% sequentially. GAAP service revenue increased 137% year-over-year and increased 36% sequentially.
  For fiscal year 2008, GAAP revenue increased 65% year-over-year and non-GAAP revenue increased 77% year-over-year. GAAP product revenue increased 67% year-over-year and GAAP service revenue increased 61% year-over-year.
  As of March 31, 2008 cash and cash equivalents and short and long-term marketable securities were $100.9 million, up from $81.7 million in the prior quarter. The increase is due to strong cash collections during the quarter, including collections of $13.5 million from product shipments that were classified as deferred revenue.
  In the fourth quarter NetScout released a new software product, nGenius K2, an application services dashboard providing IT professionals a clear, high-level view of the current status of key business services and early warning of impending performance problems by automating the detection of anomalies and providing contextual evidence for faster, more accurate diagnosis.

Guidance:

NetScout’s guidance remains unchanged for fiscal year 2009. NetScout expects GAAP revenue to be in the range of $250 million to $260 million and GAAP earnings per diluted share to be in the range of $0.08 to $0.18. NetScout expects non-GAAP revenue to be in the range of $260 million to $270 million and non-GAAP earnings per diluted share to be in the range of $0.50 to $0.60. The fiscal year 2009 non-GAAP revenue and earnings estimates exclude the purchase accounting adjustment to fair value of approximately $11.2 million of Network General’s deferred revenue, share-based compensation expenses of approximately $6.9 million, amortization of acquired intangible assets of approximately $6 million, and integration expenses of approximately $1.5 million. The revenue guidance for FY 2009 recognizes the logistical and market challenges of the integration with Network General as NetScout combines and reorganizes the sales force and introduces new and integrated products to the market early in the fiscal year.

Use of Non-GAAP Financial Information

To supplement the financial measures presented in the Company's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company also presents non-GAAP measures relating to revenue, income from operations, net income and earnings per diluted share which were adjusted from amounts determined based on GAAP to exclude the purchase accounting adjustment representing the fair value of Network General’s deferred revenue, share-based compensation expenses, amortization of acquired intangible assets, integration expenses as well as the related income tax effects.

These non-GAAP measures are not in accordance with, and should not be considered an alternative for measures prepared in accordance with GAAP, and these non-GAAP measures may have limitations in that they do not reflect all of NetScout’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NetScout’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

The Company believes these non-GAAP financial measures will enhance the reader’s overall understanding of NetScout’s current financial performance and the Company's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. The Company believes that providing these non-GAAP measures affords investors a view of the Company’s operating results that may be more easily compared to peer companies and also enables investors to consider the Company’s operating results on both a GAAP and non-GAAP basis during the integration period of the Company’s acquisition of Network General. Presenting the GAAP measures on their own would not be indicative of the Company’s core operating results. Furthermore, NetScout believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provide useful information to management and investors regarding present and future business trends relating to its financial conditions and results of operations.

As discussed above, the Company management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting future periods.

CONFERENCE CALL INSTRUCTIONS:

The Company invites shareholders to listen to its conference call today at 4:30 p.m. ET, which will be webcast live through the Company’s website at http://www.netscout.com/investors. Alternatively, people can listen to the call by dialing 866-701-8242 for U.S./Canada and 706-634-5113 for international callers and using conference ID: 44705513. A replay of the call will be available after 7:30 p.m. ET on May 1 for approximately one week. The number for the replay is 800-642-1687 for U.S./Canada and 706-645-9291 for international callers. The conference ID is: 44705513.

About NetScout Systems

NetScout Systems, Inc. (NASDAQ: NTCT) has been an industry leader for advanced network and service assurance solutions for over twenty years. NetScout’s breakthrough technology solutions provide trusted, comprehensive real-time and historical performance intelligence, including advanced early warnings and rapid, definitive problem analysis. These capabilities are vital to IT operators who are accountable for reducing the Mean Time to Resolution. The world’s largest enterprises, government agencies, and service providers depend upon NetScout’s nGenius and Sniffer (formerly Network General) brand solutions to assure service levels to their users by reducing or preventing disruptions and degradations. More information about NetScout is available at http://www.netscout.com.

Safe Harbor:

Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this release, which are not strictly historical statements, including the plans, objectives and future financial performance of NetScout, such as the statement that the Company intends to complete the integration of its sales force in the June quarter and release new products and upgrades during fiscal year 2009 as well as the Company’s guidance for fiscal year 2009 contained in this release, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with the Company’s acquisition of Network General, including the ability to integrate the acquisition successfully, costs associated with the acquisition, the ability to achieve market introduction and acceptance of new products from the acquisition, difficulties in managing geographically dispersed operations and in achieving expected synergies and expense reductions, and other factors relating to acquisitions generally, as well as the Company’s relationships with strategic partners, dependence upon broad-based acceptance of the Company’s network performance management solutions, the Company’s ability to achieve and maintain a high rate of growth, introduction and market acceptance of new products and product enhancements, the ability of the Company to take advantage of service provider opportunities, competitive pricing pressures, reliance on sole source suppliers, successful expansion and management of direct and indirect distribution channels and dependence on proprietary technology, and risks of slowdowns or downturns in economic conditions generally and in the market for network performance management solutions specifically. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007 and Quarterly Report on Form 10-Q for the quarter ended December 31, 2007 on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2008 NetScout Systems, Inc. All rights reserved. NetScout and the NetScout logo and nGenius are registered trademarks of NetScout Systems, Inc.

NetScout Systems, Inc.
Condensed Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31		March 31
	2008	2007	2008	2007
Revenue:
Product	$33,673	$17,173	$106,182	$63,524
Service	24,017	10,145	62,774	38,948
Total revenue	57,690	27,318	168,956	102,472

Cost of revenue:
Product	12,482	4,417	33,965	17,184
Service	6,056	1,744	13,721	6,444
Total cost of revenue	18,538	6,161	47,686	23,628

Gross profit	39,152	21,157	121,270	78,844

Operating expenses:
Research and development	11,482	4,630	30,000	18,320
Sales and marketing	25,835	11,061	69,652	42,470
General and administrative	10,670	3,618	26,149	10,531
Amortization of acquired intangible assets	491	39	811	155
Total operating expenses	48,478	19,348	126,612	71,476

Income(loss) from operations	(9,326)	1,809	(5,342)	7,368
Interest and other income (expense), net	(1,933)	894	(1,207)	3,898
Income(loss) before income tax expense(benefit) and
cumulative effect of accounting change	(11,259)	2,703	(6,549)	11,266
Income tax expense(benefit)	(6,347)	625	(4,461)	3,598
Income(loss) before cumulative effect of accounting change	(4,912)	2,078	(2,088)	7,668
Cumulative effect of accounting change, net of taxes of $42	-	-	-	69
Net income(loss)	$(4,912)	$2,078	$(2,088)	$7,737

Basic net income(loss) per share	$(0.13)	$0.06	$(0.06)	$0.24
Diluted net income(loss) per share	$(0.13)	$0.06	$(0.06)	$0.23
Shares used in computing:
Basic net income(loss) per share	38,726	31,979	34,913	31,713
Diluted net income(loss) per share	38,726	33,353	34,913	33,050

NetScout Systems, Inc.
Non-GAAP Financial Measures and Reconciliations
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2008	2007	2008	2007

GAAP Revenue	$57,690	$27,318	$168,956	$102,472
Product deferred revenue fair value adjustment	85	-	410	-
Service deferred revenue fair value adjustment	6,270	-	12,230	-
Non-GAAP revenue	$64,045	$27,318	$181,596	$102,472

GAAP Gross profit	$39,152	$21,157	$121,270	$78,844
Deferred revenue fair value adjustment	6,355	-	12,640	-
Shared-based compensation expense	70	26	135	92
Amortization of acquired intangible assets	1,100	104	2,077	418
Inventory fair value adjustment	-	-	1,287	-
Integration expense	642	-	1,080	-
Non-GAAP Gross profit	$47,319	$21,287	$138,489	$79,354

GAAP Income(loss) from operations	$(9,326)	$1,809	$(5,342)	$7,368
Deferred revenue fair value adjustment	6,355	-	12,640	-
Shared-based compensation expense (1)	1,013	398	2,069	1,473
Amortization of acquired intangible assets (2)	1,591	143	2,888	573
Inventory fair value adjustment	-	-	1,287	-
Integration expense (3)	6,684	-	12,708	-
Non-GAAP Income from operations	$6,317	$2,350	$26,250	$9,414

GAAP Net income(loss)	$(4,912)	$2,078	$(2,088)	$7,737
Deferred revenue fair value adjustment	6,355	-	12,640	-
Shared-based compensation expense (1)	1,013	398	2,069	1,473
Amortization of acquired intangible assets (2)	1,591	143	2,888	573
Inventory fair value adjustment	-	-	1,287	-
Integration expense (3)	6,684	-	12,708	-
Income tax adjustments (4)	(5,944)	(206)	(12,005)	(777)
Non-GAAP Net income	$4,787	$2,413	$17,499	$9,006

GAAP Diluted Net income(loss) per share	$(0.13)	$0.06	$(0.06)	$0.23
Share impact of non-GAAP adjustments identified above	$0.25	$0.01	$0.54	$0.04
Non-GAAP Diluted net income per share	$0.12	$0.07	$0.48	$0.27

Shares used in computing non-GAAP diluted net income per share	40,035	33,353	36,308	33,050

(1)Share-based compensation expense included in these amounts is as follows:
Cost of product revenue	$35	$12	$57	$41
Cost of service revenue	35	14	78	51
Research and development	238	137	502	503
Sales and marketing	524	167	997	608
General and administrative	181	68	435	270
Total share-based compensation expense	$1,013	$398	$2,069	$1,473

(2)Amortization expense related to acquired software and product technology included in these amounts is as follows:
Cost of Product Revenue	$1,100	$104	$2,077	$418
Operating expenses	491	39	811	155
Total amortization expense	$1,591	$143	$2,888	$573

(3)Integration expense included in these amounts is as follows:
Cost of product revenue	$353	$-	$655	$-
Cost of service revenue	289	-	425	-
Research and development	495	-	1,140	-
Sales and marketing	681	-	1,475	-
General and administrative	4,866	-	9,013	-
Total integration expense	$6,684	$-	$12,708	$-

(4)Reflects the tax effect of non-GAAP adjustments above at the statutory rate of 38%

NetScout Systems, Inc.
Condensed Consolidated Balance Sheets

	(In thousands)
	(Unaudited)

	March 31	March 31,
	2008	2007

Assets
Current assets:
Cash and cash equivalents	$56,702	$18,925
Marketable securities	10,465	69,204
Accounts receivable, net	32,048	18,317
Inventories	12,083	4,562
Refundable income taxes	5,036	657
Deferred income taxes	6,052	2,535
Prepaid expenses and other current assets	13,546	3,380

Total current assets	135,932	117,580

Fixed assets, net	16,729	8,262
Goodwill	131,802	36,561
Acquired intangible assets, net	65,569	442
Capitalized software development costs, net	7	170
Deferred financing costs	956	-
Deferred income taxes	34,891	5,382
Long-term marketable securities	33,764	11,975
Restricted cash	121	-
Other assets	1,166	47
Total assets	$420,937	$180,419

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$9,207	$3,023
Accrued compensation	23,594	8,271
Accrued other	8,563	2,609
Income taxes payable	1,065	192
Long-term debt, current portion	6,250	-
Deferred revenue	74,257	23,992

Total current liabilities	122,936	38,087
Other long-term liabilities	159	1,008
Accrued long-term retirement benefits	1,245	1,155
Long-term deferred revenue	6,764	1,762
Long-term debt, net of current portion	92,500	-
Total liabilities	223,604	42,012

Stockholders' equity:
Common stock	43	36
Additional paid-in capital	182,789	122,074
Accumulated other comprehensive loss	246	(46)
Treasury stock	(28,939)	(28,939)
Retained earnings	43,194	45,282

Total stockholders' equity	197,333	138,407

Total liabilities and stockholders' equity	$420,937	$180,419

CONTACT:
NetScout Systems, Inc.
Catherine Taylor, 978-614-4286
Director of Investor Relations
IR@netscout.com